EXHIBIT 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 12, 1999, except for Note 13 which is as of March 26, 1999, relating to the consolidated financial statements of Frontline Communications Corporation (the "Company") appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 as well as our report dated December 18, 1998 relating to the financial statements of WOWFactor, Inc. as of December 31, 1997 and for the two years then ended and our report dated December 22, 1998 relating to the financial statements of Roxy Systems, Inc., as of December 31, 1997 and for the year then ended, appearing in the Company's Current Report on Form 8-K/A dated December 23, 1998.

We also consent to the reference to us under the caption "Experts" in the prospectus.

/s/ BDO Seidman, LLP

BDO SEIDMAN, LLP


New York, New York
November 22 1999